Exhibit 31.2

CERTIFICATION

I, George S. Rapp, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Princeton Bancorp, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ George S. Rapp
George S. Rapp
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

April 15, 2025